5r, WIRELESS COMMUNICATION PRIVATE LIMITFD
(incorporated in the Republic Of SingBPOre)

BALANCE SHEET
AS AT 31 MARCH 2001

SHARE CAPITAL                                                                 4
ACCUMULATED LOSSES                                                      (84,886)

Represented by

FIXED ASSETS                                                             25,482

CURRENT ASSETs

Cash and bank balance                                                     4,551
 Trade debtor                                                           296,005
Other debtor                                                             15,000
                                                                        315,558

Deduct :

CURRENT LIABILITIES

Other creditors                                                         320,931
Amount owing to director                                                104,994
                                                                        425,925

NET CURRENT LIABILITIES                                                (110,369)

                                                                        (84,886)




               5G VVIRELESS COMMUNICATION PRIVATE LIMITED
               (Incorporated In the Republic of Singapore)

               PROFIT AND LOSS ACCOUNT
               FOR THE PERIOD FROM I OCTOBER 2000 TO 31 MARCH 2001

                                                                             S$

Income

Less : Expenditure
    Bank charges                                   1,279
    Entertainment and Refreshment                  2,708
    General Expenses                                 436
    Medical Expenses                                 508
    Professional Fees                             13,375
    Rental of Equipment                            1,937
    Rental of Meeting Room                         4,697
    Telecommunications Business Access Service    13,209
    Telephone                                      3,400
                                                     689
    Transport
    Travelling Expenses                           28,632

                                                  70,868

Loss for the year                                (70,868)
Accumulated losses brought forward               (14,022)

Accumulated losses carried forward               (84,890)